UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2020

Date of Report

Q BioMed Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55535	46-4013793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 588-0022

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On January 31, 2020, Q BioMed Inc. (the “Company”) issued 378,573 shares to a note holder in exchange for the conversion of $378,573.49 of principal and interest on convertible notes.

On February 10, 2020, the Company issued 885,000 warrants to 11 consultants and service providers in exchange for services rendered. The warrants are exercisable into shares of the Company’s common stock for five years from the date of issuance at an exercise price of $2.12 per share.

On February 10, 2020, the Company issued 1,500,000 warrants to two officers in exchange for services rendered. The warrants are exercisable into shares of the Company’s common stock in six months from their issuance until five years from the date of issuance at an exercise price of $2.12 per share.

The issuance of the Securities mentioned above qualified for the exemption from registration pursuant to section 4(a) of the securities act of 1933.

Item 7.01 Regulation FD Disclosure.

On February 13, 2020, we issued a press release entitled “Q BioMed Launches Non-Opioid Treatment for Metastatic Bone Pain”. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

99.1	Press Release entitled “Q BioMed Launches Non-Opioid Treatment for Metastatic Bone Pain”, dated February 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q BioMed Inc.

Date: February 21, 2020	By:	/s/ Denis Corin
	Name:	Denis Corin
	Title:	President